UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2018

KADANT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11406	52-1762325
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Technology Park Drive
Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

(978) 776-2000
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

KADANT INC.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2018 Annual Meeting of Stockholders of Kadant Inc. (the Company) held on May 16, 2018, the stockholders voted on the following four proposals:

1.
The stockholders elected one nominee, Dr. William P. Tully, to the class of directors whose three-year term expires at our annual meeting of stockholders in 2021. The stockholders cast 8,255,174 shares in favor and 1,252,785 shares against Dr. Tully’s election. In addition, 73,695 shares abstained and 601,595 broker non-votes were recorded, which had no effect on the outcome of the vote.

2.
The stockholders approved a non-binding advisory resolution on the executive compensation of the Company’s named executive officers. The stockholders cast 9,228,956 shares in favor and 342,772 shares against this proposal. In addition, 9,926 shares abstained and 601,595 broker non-votes were recorded, which had no effect on the outcome of the vote.

3.
The stockholders approved a grant of 2,700 restricted stock units to each of our four non-employee directors under our 2006 amended and restated equity incentive plan, as amended. The stockholders cast 9,247,827 shares in favor and 326,242 shares against this proposal. In addition, 7,585 shares abstained and 601,595 broker non-votes were recorded, which had no effect on the outcome of the vote.

4.
The stockholders ratified the selection of KPMG LLP as the Company’s independent registered accounting firm for the 2018 fiscal year. The stockholders cast 10,173,231 shares in favor and 6,839 shares against this proposal. In addition, 3,179 shares abstained, which had no effect on the outcome of the vote.

KADANT INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KADANT INC.

Date: May 18, 2018	By:	/s/ Michael J. McKenney
Michael J. McKenney Executive Vice President and Chief Financial Officer

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